Contact:        Jim Gustafson
Investor Relations
DaVita Inc.
(310) 536-2585
DaVita Inc. 3rd Quarter 2017 Results

Denver, Colorado, November 7, 2017 — DaVita Inc. (NYSE: DVA) today announced results for the quarter ended September 30, 2017.

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Net loss attributable to DaVita Inc. for the quarter ended September 30, 2017 was $(214) million, or $(1.14) per share, which included non-cash goodwill impairment charges related to our DMG reportable segment, and net income for the nine months ended September 30, 2017 was $360 million, or $1.86 per share.

•
Adjusted net income attributable to DaVita Inc. for the quarter ended September 30, 2017 was $155 million, or $0.81 per share, and for the nine months ended September 30, 2017 was $487 million, or $2.52 per share.

•
Adjusted net income attributable to DaVita Inc., further adjusted to exclude amortization for the quarter ended September 30, 2017, was $185 million, or $0.97 per share, and for the nine months ended September 30, 2017, was $575 million, or $2.97 per share.

•
Net income attributable to DaVita Inc. for the quarter ended September 30, 2016 was $571 million, or $2.76 per share, and for the nine months ended September 30, 2016 was $722 million, or $3.48 per share.

•
Adjusted net income attributable to DaVita Inc. for the quarter ended September 30, 2016 was $197 million, or $0.95 per share, and for the nine months ended September 30, 2016 was $597 million, or $2.88 per share.

•
Adjusted net income attributable to DaVita Inc., further adjusted to exclude amortization for the quarter ended September 30, 2016 was $223 million, or $1.08 per share, and for the nine months ended September 30, 2016 was $675 million, or $3.25 per share.

For the definitions of non-GAAP financial measures such as adjusted net income attributable to DaVita Inc. and adjusted net income attributable to DaVita Inc., as further adjusted to exclude amortization, see the note titled “Note on Non-GAAP Financial Measures” below.
Financial and operating highlights include:
Cash flow: For the rolling twelve months ended September 30, 2017, operating cash flow was $2.047 billion and free cash flow was $1.486 billion. For the three months ended September 30, 2017, operating cash flow was $553 million and free cash flow was $405 million.
Operating (loss) income and adjusted operating income: Operating loss for the three months ended September 30, 2017 was $(193) million, and adjusted operating income for the same period was $399 million. Operating income for the nine months ended September 30, 2017 was $1.074 billion, and adjusted operating income for the same period was $1.227 billion.
Operating income for the three months ended September 30, 2016 was $819 million, and adjusted operating income for the same period was $472 million. Operating income for the nine months ended September 30, 2016 was $1.513 billion, and adjusted operating income for the same period was $1.405 billion.
Volume: Total U.S. dialysis treatments for the third quarter of 2017 were 7,186,280, or 90,966 treatments per day, representing a per day increase of 4.3% over the third quarter of 2016. Normalized non-acquired treatment growth in the third quarter of 2017 as compared to the third quarter of 2016 was 3.3%.

The number of member months for which DMG provided care during the third quarter of 2017 was approximately 2.3 million, of which approximately 1.0 million, 1.1 million and 0.3 million related to senior, commercial and Medicaid members, respectively.
Goodwill impairment charges: During the quarter ended September 30, 2017, we recognized non-cash goodwill impairment charges of $601 million in our DMG reportable segment. This charge relates predominantly to our DMG California reporting unit and results primarily from reimbursement pressures, continuing increases in medical costs, and other market factors. This includes a $218 million increase to the goodwill impairment charge, and reduction to deferred tax expense, for the deferred tax assets that the impairment itself generates. As such, the effect of this is a $601 million charge to operating (loss) income and a $218 million credit to tax expense, for a net $383 million impact on net (loss) income.
We also recognized a reduction in equity earnings of $6 million as a result of goodwill impairment charges recognized by our Asia Pacific joint venture (APAC JV) in the third quarter of 2017.
Gain on changes in ownership interests: Effective July 1, 2017, our DMG business acquired Magan Medical Clinic, Inc. (Magan). As part of the Magan acquisition, we acquired 100% ownership of a DMG-Magan joint venture of which we previously owned only a noncontrolling 50% interest. As a result, we recognized a non-cash gain of $17 million on DMG's previously held 50% interest in this joint venture based on its fair value at the time of the acquisition.
Restructuring charges: During the three and nine months ended September 30, 2017, we recognized restructuring charges of $12 million related to our DMG and international businesses, of which $11 million are included in general and administrative expense and $1 million is included in equity investment losses as it relates to our APAC JV. DMG recognized a restructuring charge of $10 million due to a reduction in force across all DMG markets and its corporate location. Our international business recognized restructuring charges of $2 million to reduce our global general and administrative footprint.
Effective tax rate: Our effective tax rate was 42.2% and 36.0% for the three and nine months ended September 30, 2017, respectively. The effective tax rate attributable to DaVita Inc. was 37.0% and 43.3% for the three and nine months ended September 30, 2017, respectively.
Our effective tax rate for the three and nine months ended September 30, 2017 was impacted by the non-deductible portion of goodwill impairment charges in our DMG reporting units and APAC JV's reporting units, the non-cash gain associated with the Magan acquisition, a state tax refund, reversal of non-deductible estimated accruals for legal matters and the amount of third-party owners’ income attributable to non-tax paying entities. The effective tax rate for the nine months ended September 30, 2017 was also impacted by an adjustment to true-up the gain on the formation of our APAC JV.
The adjusted effective tax rate attributable to DaVita Inc. for the three and nine months ended September 30, 2017, excluding these items was 38.3% and 39.3%, respectively.
Center activity: As of September 30, 2017, we provided dialysis services to a total of approximately 218,200 patients at 2,700 outpatient dialysis centers, of which 2,470 centers were located in the United States and 230 centers were located in 11 countries outside of the United States. During the third quarter of 2017, we acquired one dialysis center, opened a total of 34 new dialysis centers, and closed or merged ten centers in the United States. We also acquired eight dialysis centers, opened six new dialysis centers and closed one dialysis center outside of the United States.
Share repurchases: As of November 7, 2017 we have repurchased a total of 11,446,307 shares of our common stock during the year for a total of $702 million at an average price of $61.30 per share. During the quarter ended September 30, 2017, we repurchased a total of 1,982,250 shares of our common stock for approximately $117 million at an average price of $59.09 per share. During the nine months ended September 30, 2017, we repurchased a total of 5,556,823 shares of our common stock for $349 million at an average price of $62.77 per share. We have also repurchased 5,889,484 shares of our common stock for $353 million at an average price of $59.92 per share subsequent to September 30, 2017.
On October 10, 2017, our Board of Directors approved an additional share repurchase authorization in the amount of approximately $1.253 billion. This recently approved authorization was in addition to the amounts remaining at that time under our Board of Directors' prior share repurchase authorization announced in July 2016. As of November 7, 2017, we have a total of approximately $1.228 billion in outstanding Board repurchase authorizations remaining under our stock repurchase program. These share repurchase authorizations have no expiration dates.

Note on Non-GAAP Financial Measures
As used in this press release the term “adjusted” refers to non-GAAP measures as follows, each as reconciled to the most comparable GAAP measure in the non-GAAP reconciliations in the notes to this press release: (i) for income measures, the term “adjusted” refers to operating performance measures that exclude certain items such as impairment charges, gains (losses) on ownership changes, restructuring charges, accruals for legal matters, and gains and charges associated with settlements; (ii) the term “adjusted net income excluding amortization” represents the Company’s net income excluding the foregoing items as well as amortization of intangibles associated with acquisitions; and (iii) the term “adjusted effective income tax rate attributable to DaVita Inc.” represents the Company’s effective tax rate excluding applicable non-GAAP items and noncontrolling owners’ income that primarily relates to non-tax paying entities.
These non-GAAP or “adjusted” measures are presented because management believes these measures are useful adjuncts to GAAP results. Non-GAAP or “adjusted” measures should not be considered an alternative to the corresponding measures determined under GAAP. Management uses these non-GAAP measures to compare and evaluate our performance period over period and relative to competitors, to analyze the underlying trends in our business, to establish operational budgets and forecasts and for incentive compensation purposes. We believe that these non-GAAP measures are useful to investors and analysts in evaluating our performance over time and relative to competitors, as well as in analyzing the underlying trends in our business.
The Company’s adjusted net income attributable to DaVita Inc., adjusted diluted net income per share, adjusted net income attributable to DaVita Inc. excluding amortization, adjusted diluted net income per share excluding amortization, adjusted operating income, adjusted effective income tax rate attributable to DaVita Inc., and free cash flow discussed in this press release are reconciled to their most comparable GAAP measures at Notes 2, 3, 4, and 5 at the end of this press release.

Outlook
The following forward-looking measures and the underlying assumptions involve significant risks and uncertainties, including those described below, and actual results may vary significantly from these current forward-looking measures. We do not provide guidance for consolidated operating income, Kidney Care operating income, DMG operating income or effective tax rate attributable to DaVita Inc. on a GAAP basis nor a reconciliation of those forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures on a forward-looking basis because we are unable to predict certain items contained in the GAAP measures without unreasonable efforts. These non-GAAP financial measures do not include certain items, including the gain related to the settlement with the U.S. Department of Veterans Affairs (VA), goodwill and asset impairment charges, restructuring charges, an adjustment to the accrual for legal matters, the gain on the Magan acquisition and APAC JV ownership changes, and currency fluctuations.

•	We are updating our adjusted consolidated operating income guidance for 2017 to be in the range of $1.620 billion to $1.685 billion.
Our previous adjusted consolidated operating income guidance for 2017 was in the range of $1.675 billion to $1.775 billion.

•	We are updating our adjusted operating income guidance for Kidney Care for 2017 to be in the range of $1.570 billion to $1.600 billion.
Our previous adjusted operating income guidance for Kidney Care for 2017 was in the range of $1.565 billion to $1.625 billion.

•	We expect our operating income guidance for Kidney Care for 2018 to be in the range of $1.500 billion to $1.600 billion.

•	We are updating our adjusted consolidated operating income guidance for DMG for 2017 to be in the range of $50 million to $85 million.
Our previous adjusted consolidated operating income guidance for DMG for 2017 was in the range of $110 million to $150 million.

•	We still expect our consolidated operating cash flow guidance for 2017 to be in the range of $1.750 billion to $1.950 billion, which includes the net benefit of the VA settlement.

•	We still expect our 2017 guidance for adjusted effective tax rate attributable to DaVita Inc. to be approximately 39.0% to 40.0%.
We will be holding a conference call to discuss our results for the third quarter ended September 30, 2017 on November 7, 2017 at 5:00 p.m. Eastern Time. To join the conference call, please dial (877) 918-6630 from the U.S. or (517) 308-9087 from outside the U.S. A replay of the conference call will be available on our website at investors.davita.com, for the following 30 days.

DaVita Inc. and its representatives may from time to time make written and oral forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”), including statements in this release, filings with the Securities and Exchange Commission (“SEC”), reports to stockholders and in meetings with investors and analysts. All such statements in this release, during the related presentation or other meetings, other than statements of historical fact, are forward-looking statements and as such are intended to be covered by the safe harbor for “forward-looking statements” provided by the PSLRA. Without limiting the foregoing, statements including the words “expect,” “will,” “plan,” “anticipate,” “believe,” “forecast,” “guidance,” “outlook,” “goals,” and similar expressions are intended to identify forward-looking statements.
The forward-looking statements should be considered in light of these risks and uncertainties. All forward-looking statements in this release are based on information available to us on the date of this presentation. We undertake no obligation to publicly update or revise any of our guidance, the assessment of the underlying assumptions or other forward-looking statements, whether as a result of changed circumstances, new information, future events or otherwise.
These forward-looking statements could include but are not limited to statements related to our guidance and expectations for our 2017 adjusted consolidated operating income, our 2017 Kidney Care adjusted operating income, our 2018 Kidney Care operating income, DMG’s 2017 adjusted operating income, our 2017 consolidated operating cash flows and our 2017 adjusted effective tax rate attributable to DaVita Inc., and uncertainties associated with the other risk factors set forth in our most recent quarterly report on Form 10-Q for the quarter ended June 30, 2017, and the other risks discussed in our subsequent periodic and current reports filed with the SEC from time to time.
Our actual results could differ materially from any forward-looking statements due to numerous factors that involve substantial known and unknown risks and uncertainties. These risks and uncertainties include, among other things, and are qualified in their entirety by reference to the full text of those risk factors in our SEC filings relating to:

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the concentration of profits generated by higher-paying commercial payor plans for which there is continued downward pressure on average realized payment rates, and a reduction in the number of patients under such plans, including as a result of restrictions or prohibitions on the use and/or availability of charitable premium assistance, which may result in the loss of revenues or patients, or our making incorrect assumptions about how our patients will respond to any change in financial assistance from charitable organizations;

•
the extent to which the ongoing implementation of healthcare exchanges or changes in or new legislation, regulations or guidance, or enforcement thereof, including among other things those regarding the exchanges, results in a reduction in reimbursement rates for our services from and/or the number of patients enrolled in higher-paying commercial plans;

•	a reduction in government payment rates under the Medicare End Stage Renal Disease program or other government-based programs;

•	the impact of the Medicare Advantage benchmark structure;

•
risks arising from potential and proposed federal and/or state legislation or regulation, including healthcare-related and labor-related legislation or regulation, that could have a material adverse effect on our operations and profitability;

•
the impact of the changing political environment and related developments on the current health care marketplace and on our business, including with respect to the future of the Affordable Care Act, the exchanges and many other core aspects of the current health care marketplace;

•	changes in pharmaceutical or anemia management practice patterns, payment policies, or pharmaceutical pricing;

•
legal compliance risks, including our continued compliance with complex government regulations and the provisions of our current corporate integrity agreement and current or potential investigations by various government entities and related government or private-party proceedings, and restrictions on our business and operations required by our corporate integrity agreement and other current or potential settlement terms, and the financial impact thereof and our ability to recover any losses related to such legal matters from third parties;

•	continued increased competition from large- and medium-sized dialysis providers that compete directly with us;

•
our ability to reduce administrative expenses while maintaining targeted levels of service and operating performance, including our ability to achieve anticipated savings from our recent DMG restructuring;

•
our ability to maintain contracts with physician medical directors, changing affiliation models for physicians, and the emergence of new models of care introduced by the government or private sector that may erode our patient base and reimbursement rates, such as accountable care organizations, independent practice associations and integrated delivery systems;

•
our ability to complete acquisitions, mergers or dispositions that we might be considering or announce, or to integrate and successfully operate any business we may acquire or have acquired, including DMG, or to successfully expand our operations and services to markets outside the United States, or to businesses outside of dialysis and DMG’s business;

•	noncompliance by us or our business associates with any privacy laws or any security breach involving the misappropriation, loss or other unauthorized use or disclosure of confidential information;

•	the variability of our cash flows;

•
the risk that we might invest material amounts of capital and incur significant costs in connection with the growth and development of our international operations, yet we might not be able to operate them profitably anytime soon, if at all;

•	risks arising from the use of accounting estimates, judgments and interpretations in our financial statements;

•	impairment of our goodwill or other intangible assets;

•	the risk that laws regulating the corporate practice of medicine could restrict the manner in which DMG conducts its business;

•	the risk that the cost of providing services under DMG’s agreements may exceed our compensation;

•	the risk that reductions in reimbursement rates, including Medicare Advantage rates, and future regulations may negatively impact DMG’s business, revenue and profitability;

•	the risk that DMG may not be able to successfully establish a presence in new geographic regions or successfully address competitive threats that could reduce its profitability;

•	the risk that a disruption in DMG’s healthcare provider networks could have an adverse effect on DMG’s business operations and profitability;

•	the risk that reductions in the quality ratings of health maintenance organization plan customers of DMG could have an adverse effect on DMG’s business; and

•	the risk that health plans that acquire health maintenance organizations may not be willing to contract with DMG or may be willing to contract only on less favorable terms.

DAVITA INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(dollars in thousands, except per share data.)

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
Patient service revenues	$2,746,257	$2,643,194	$8,030,102	$7,708,641
Less: Provision for uncollectible accounts	(123,760)	(115,555)	(352,228)	(336,188)
Net patient service revenues	2,622,497	2,527,639	7,677,874	7,372,453
Capitated revenues	1,016,365	872,538	2,956,479	2,660,532
Other revenues	283,969	330,399	863,238	996,378
Total net revenues	3,922,831	3,730,576	11,497,591	11,029,363
Operating expenses and charges:
Patient care costs and other costs	2,925,975	2,697,629	8,508,706	7,950,987
General and administrative	400,018	406,890	1,174,113	1,180,214
Depreciation and amortization	203,283	181,739	593,527	531,475
Provision for uncollectible accounts	(2,685)	3,773	(1,381)	9,856
Equity investment loss (income)	4,852	(4,237)	(2,697)	(5,119)
Goodwill and asset impairment charges	601,040	—	701,523	253,000
Gain on changes in ownership interests, net	(17,129)	(374,374)	(23,402)	(404,165)
Gain on settlement, net	—	—	(526,827)	—
Total operating expenses and charges	4,115,354	2,911,420	10,423,562	9,516,248
Operating (loss) income	(192,523)	819,156	1,074,029	1,513,115
Debt expense	(109,623)	(104,581)	(322,014)	(310,359)
Other income, net	4,370	1,876	13,866	8,067
(Loss) income before income taxes	(297,776)	716,451	765,881	1,210,823
Income tax (benefit) expense	(125,742)	104,301	276,005	366,011
Net (loss) income	(172,034)	612,150	489,876	844,812
Less: Net income attributable to noncontrolling interests	(42,442)	(40,818)	(129,654)	(122,664)
Net (loss) income attributable to DaVita Inc.	$(214,476)	$571,332	$360,222	$722,148
Earnings per share:
Basic net (loss) income per share attributable to DaVita Inc.	$(1.14)	$2.80	$1.89	$3.54
Diluted net (loss) income per share attributable to DaVita Inc.	$(1.14)	$2.76	$1.86	$3.48
Weighted average shares for earnings per share:
Basic	188,883,922	203,761,433	190,770,165	204,206,979
Diluted	188,883,922	206,961,450	193,546,245	207,643,794

DAVITA INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(unaudited)
(dollars in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
Net (loss) income	$(172,034)	$612,150	$489,876	$844,812
Other comprehensive (loss) income, net of tax:
Unrealized losses on interest rate cap and swap agreements:
Unrealized losses on interest rate cap and swap agreements	(478)	(153)	(5,479)	(8,238)
Reclassifications of net rate cap and swap agreements realized losses into net (loss) income	1,265	388	3,793	1,301
Unrealized gains on investments:
Unrealized gains on investments	863	1,121	3,478	1,988
Reclassification of net investment realized gains into net (loss) income	(9)	(50)	(221)	(143)
Unrealized gains on foreign currency translation:
Foreign currency translation adjustments	29,143	(951)	91,546	5,386
Reclassification of foreign currency translation adjustment realized loss into net (loss) income	—	7,513	—	7,513
Other comprehensive income	30,784	7,868	93,117	7,807
Total comprehensive (loss) income	(141,250)	620,018	582,993	852,619
Less: Comprehensive income attributable to noncontrolling interests	(42,442)	(40,876)	(129,652)	(122,871)
Comprehensive (loss) income attributable to DaVita Inc.	$(183,692)	$579,142	$453,341	$729,748

DAVITA INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(dollars in thousands)

	Nine months ended September 30,
	2017	2016
Cash flows from operating activities:
Net income	$489,876	$844,812
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	593,527	531,475
Goodwill and asset impairment charges	701,523	253,000
Stock-based compensation expense	28,478	29,817
Deferred income taxes	(132,781)	48,778
Equity investment income, net	19,071	16,825
Gain on changes in ownership interests, net	(23,402)	(404,165)
Other non-cash charges	41,709	9,163
Changes in operating assets and liabilities, other than from acquisitions and divestitures:
Accounts receivable	(146,024)	(85,660)
Inventories	14,272	(13,045)
Other receivables and other current assets	(47,173)	(1,616)
Other long-term assets	(13,831)	31,081
Accounts payable	18,595	(45,507)
Accrued compensation and benefits	(60,063)	79,289
Other current liabilities	39,445	119,549
Income taxes	22,669	79,592
Other long-term liabilities	18,648	(12,126)
Net cash provided by operating activities	1,564,539	1,481,262
Cash flows from investing activities:
Additions of property and equipment	(639,829)	(575,243)
Acquisitions	(726,538)	(497,331)
Proceeds from asset and business sales	92,529	18,991
Purchase of investments available for sale	(9,882)	(9,041)
Purchase of investments held-to-maturity	(225,166)	(976,411)
Proceeds from sale of investments available for sale	5,822	8,636
Proceeds from investments held-to-maturity	398,765	743,941
Purchase of intangible assets	—	(75)
Purchase of equity investments	(3,014)	(11,629)
Proceeds from sale of equity investments	—	40,920
Distributions received on equity investments	80	—
Net cash used in investing activities	(1,107,233)	(1,257,242)
Cash flows from financing activities:
Borrowings	38,160,821	39,102,302
Payments on long-term debt and other financing costs	(38,269,284)	(39,201,204)
Purchase of treasury stock	(321,411)	(620,898)
Distributions to noncontrolling interests	(165,463)	(145,072)
Stock award exercises and other share issuances, net	15,781	18,515
Contributions from noncontrolling interests	51,156	35,524
Purchase of noncontrolling interests	(1,432)	(9,727)
Other	—	12,584
Net cash used in financing activities	(529,832)	(807,976)
Effect of exchange rate changes on cash and cash equivalents	5,449	(1,664)
Net decrease in cash and cash equivalents	(67,077)	(585,620)
Cash and cash equivalents at beginning of the year	913,187	1,499,116
Cash and cash equivalents at end of the period	$846,110	$913,496

DAVITA INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)
(dollars in thousands, except per share data)

	September 30, 2017	December 31, 2016
ASSETS
Cash and cash equivalents	$846,110	$913,187
Short-term investments	137,358	310,198
Accounts receivable, less allowance of $221,329 and $252,056	2,091,074	1,917,302
Inventories	154,422	164,858
Other receivables	599,374	453,483
Prepaid and other current assets	205,211	210,604
Income taxes receivable	—	10,596
Total current assets	4,033,549	3,980,228
Property and equipment, net of accumulated depreciation of $3,151,402 and $2,832,160	3,386,056	3,175,367
Intangible assets, net of accumulated amortization of $1,084,682 and $940,731	1,451,033	1,527,767
Equity method and other investments	545,053	502,389
Long-term investments	120,129	103,679
Other long-term assets	61,642	44,510
Goodwill	9,415,877	9,407,317
	$19,013,339	$18,741,257
LIABILITIES AND EQUITY
Accounts payable	$566,918	$522,415
Other liabilities	928,123	856,847
Accrued compensation and benefits	775,280	815,761
Medical payables	400,259	336,381
Current portion of long-term debt	189,822	165,041
Income tax payable	14,391	—
Total current liabilities	2,874,793	2,696,445
Long-term debt	8,908,703	8,947,327
Other long-term liabilities	548,226	465,358
Deferred income taxes	685,598	809,128
Total liabilities	13,017,320	12,918,258
Commitments and contingencies
Noncontrolling interests subject to put provisions	1,026,890	973,258
Equity:
Preferred stock ($0.001 par value, 5,000,000 shares authorized; none issued)
Common stock ($0.001 par value, 450,000,000 shares authorized; 194,788,516 and 194,554,491 shares issued and 189,231,693 and 194,554,491 shares outstanding, respectively)	195	195
Additional paid-in capital	1,059,176	1,027,182
Retained earnings	4,070,535	3,710,313
Treasury stock (5,556,823 shares at September 30, 2017)	(348,801)	—
Accumulated other comprehensive income (loss)	3,476	(89,643)
Total DaVita Inc. shareholders’ equity	4,784,581	4,648,047
Noncontrolling interests not subject to put provisions	184,548	201,694
Total equity	4,969,129	4,849,741
	$19,013,339	$18,741,257

DAVITA INC.
SUPPLEMENTAL FINANCIAL DATA
(unaudited)
(dollars in millions, except for per share and per treatment data)

	Three months ended			Nine months ended September 30, 2017
	September 30, 2017	June 30, 2017	September 30, 2016
1. Consolidated Financial Results:
Consolidated net revenues	$3,923	$3,877	$3,731	$11,498
Operating (loss) income	$(193)	$378	$819	$1,074
Adjusted operating income excluding certain items(1)	$399	$436	$472	$1,227
Operating (loss) income margin	(4.9)%	9.7%	22.0%	9.3%
Adjusted operating income margin excluding certain items(1) (5)	10.2%	11.2%	12.6%	10.7%
Net (loss) income attributable to DaVita Inc.	$(214)	$127	$571	$360
Adjusted net income attributable to DaVita Inc. excluding certain items(1)	$155	$179	$197	$487
Diluted net (loss) income per share attributable to DaVita Inc.	$(1.14)	$0.65	$2.76	$1.86
Adjusted diluted net income per share attributable to DaVita Inc. excluding certain items (1)	$0.81	$0.92	$0.95	$2.52

2. Consolidated Business Metrics:
Expenses
General and administrative expenses as a percent of consolidated net revenues(2)	10.2%	9.9%	10.9%	10.2%
Consolidated effective tax rate	42.2%	41.4%	14.6%	36.0%
Consolidated effective tax rate attributable to DaVita Inc.(1)	37.0%	47.2%	15.4%	43.3%
Adjusted consolidated effective tax rate attributable to DaVita Inc.(1)	38.3%	39.5%	40.0%	39.3%

3. Summary of Division Financial Results:
Net revenues
Kidney Care:
U.S. dialysis and related lab services	$2,370	$2,325	$2,324	$6,967
Other—Ancillary services and strategic initiatives
U.S. ancillary services and strategic initiatives	323	314	359	952
International	91	79	53	233
	414	394	412	1,186
Eliminations within Kidney Care	(19)	(19)	(10)	(57)
Total Kidney Care	2,765	2,699	2,725	8,096
DMG	1,178	1,196	1,028	3,461
Eliminations between Kidney Care and DMG	(21)	(18)	(23)	(60)
Total net consolidated revenues	$3,923	$3,877	$3,731	$11,498
Operating (loss) income
Kidney Care:
U.S. dialysis and related lab services	$443	$450	$452	$1,838
Other—Ancillary services and strategic initiatives
U.S. ancillary services and strategic initiatives	(19)	(36)	(6)	(108)
International	(17)	(13)	368	(35)
	(37)	(48)	362	(143)
Corporate administrative support	(11)	(11)	(28)	(33)
Total Kidney Care	395	391	786	1,662
DMG	(588)	(13)	33	(588)
Total consolidated operating (loss) income	$(193)	$378	$819	$1,074

DAVITA INC.
SUPPLEMENTAL FINANCIAL DATA - continued
(unaudited)
(dollars in millions, except for per share and per treatment data)

	Three months ended			Nine months ended September 30, 2017
	September 30, 2017	June 30, 2017	September 30, 2016
4. Summary of Reportable Segment Financial Results:
U.S. Dialysis and Related Lab Services
Revenue:
Patient services revenues	$2,484	$2,430	$2,429	$7,286
Provision for uncollectible accounts	(118)	(109)	(109)	(334)
Net patient service operating revenues	2,366	2,320	2,320	6,952
Other revenues	5	5	4	15
Total net operating revenues	2,370	2,325	2,324	6,967
Operating expenses:
Patient care costs	1,607	1,561	1,565	4,715
General and administrative	197	189	188	574
Depreciation and amortization	132	130	123	387
Equity investment income	(8)	(5)	(4)	(20)
Gain on settlement, net	—	—	—	(527)
Total operating expenses	1,928	1,875	1,872	5,129
Segment operating income	$443	$450	$452	$1,838
Reconciliation for non-GAAP measure:
Gain on settlement, net	—	—	—	(527)
Equity investment income related to gain on settlement	—	—	—	(3)
Adjusted segment operating income(1)	$443	$450	$452	$1,308

DMG
Revenue:
DMG capitated revenues	$976	$987	$846	$2,853
Patient services revenues	192	195	173	572
Provision for uncollectible accounts	(4)	(6)	(6)	(16)
Net patient service operating revenues	188	190	167	556
Other revenues	15	19	15	53
Total net operating revenues	1,178	1,196	1,028	3,461
Operating expenses:
Patient care costs	995	983	824	2,870
General and administrative	127	120	121	376
Depreciation and amortization	61	60	53	178
Goodwill and asset impairment charges	601	51	—	652
Gain on changes in ownership interests, net	(17)	—	—	(17)
Equity investment income	—	(4)	(3)	(8)
Total operating expenses	1,766	1,209	995	4,050
Segment operating (loss) income	$(588)	$(13)	$33	$(588)
Reconciliation for non-GAAP measure:
Goodwill impairment charges	601	51	—	652
Gain on Magan acquisition	(17)	—	—	(17)
Restructuring charges	10	—	—	10
Accruals for legal matters	(11)	(4)	—	(15)
Adjusted segment operating (loss) income(1)	$(5)	$34	$33	$41

DAVITA INC.
SUPPLEMENTAL FINANCIAL DATA - continued
(unaudited)
(dollars in millions, except for per share and per treatment data)

	Three months ended			Nine months ended September 30, 2017
	September 30, 2017	June 30, 2017	September 30, 2016
5. U.S. Dialysis and Related Lab Services Business Metrics:
Volume
Treatments	7,186,280	7,035,894	6,887,992	21,026,558
Number of treatment days	79.0	78.0	79.0	234.0
Treatments per day	90,966	90,204	87,190	89,857
Per day year over year increase	4.3%	4.3%	4.2%	4.1%
Normalized non-acquired treatment growth year over year	3.3%	3.6%	4.4%	3.5%
Operating revenues before provision for uncollectible accounts
Dialysis and related lab services revenue per treatment	$345.61	$345.32	$352.62	$346.51
Per treatment increase (decrease) from previous quarter	0.1%	(1.0)%	0.5%
Per treatment (decrease) increase from previous year	(2.0)%	(1.6)%	1.3%	(1.4)%
Percent of consolidated net revenues	59.8%	59.3%	61.9%	59.9%
Expenses
Patient care costs
Percent of total segment operating net revenues	67.8%	67.1%	67.3%	67.7%
Per treatment	$223.58	$221.82	$227.16	$224.25
Per treatment increase (decrease) from previous quarter	0.8%	(2.5)%	1.1%
Per treatment (decrease) increase from previous year	(1.6)%	(1.3)%	2.8%	(0.7)%
General and administrative expenses
Percent of total segment operating net revenues	8.3%	8.1%	8.1%	8.2%
Per treatment	$27.36	$26.85	$27.36	$27.28
Per treatment increase (decrease) from previous quarter	1.9%	(2.9)%	—%
Per treatment (decrease) increase from previous year	—%	(1.9)%	6.1%	0.2%
Accounts receivable
Net receivables	$1,532	$1,420	$1,306
DSO	60	56	52
Provision for uncollectible accounts as a percentage of revenues	4.75%	4.50%	4.50%	4.59%

6. DMG Business Metrics:
Capitated membership
Total members	765,500	726,000	749,900
Total member months
Senior	953,300	918,200	914,000	2,791,800
Commercial	1,059,200	983,000	1,026,300	3,038,100
Medicaid	287,100	291,200	326,500	883,400
Total member months	2,299,600	2,192,400	2,266,800	6,713,300
Capitated revenues by sources
Senior revenues	$738	$753	$634	$2,151
Commercial revenues	201	194	165	583
Medicaid revenues	36	41	47	119
Total capitated revenues	$976	$987	$846	$2,853

DAVITA INC.
SUPPLEMENTAL FINANCIAL DATA - continued
(unaudited)
(dollars in millions, except for per share and per treatment data)

	Three months ended			Nine months ended September 30, 2017
	September 30, 2017	June 30, 2017	September 30, 2016
6. DMG Business Metrics: (continued)
Other
Total care dollars under management(1)	$1,355	$1,355	$1,311	$4,064
Ratio of operating (loss) income to total care dollars under management(1)	(43.4)%	(1.0)%	2.5%	(14.5)%
Ratio of adjusted operating (loss) income to total care dollars under management(1)(6)	(0.4)%	2.5%	2.5%	1.0%

7. Cash Flow:
Operating cash flow	$553.1	$146.3	$535.6	$1,564.5
Operating cash flow, last twelve months	$2,046.7	$2,029.2	$1,917.9
Free cash flow(1)	$405.3	$17.9	$386.2	$1,157.0
Free cash flow, last twelve months(1)	$1,486.4	$1,467.3	$1,339.1
Capital expenditures:
Routine maintenance/IT/other	$98.4	$55.6	$98.5	$242.1
Development and relocations	$142.5	$128.8	$118.1	$397.7
Acquisition expenditures	$106.7	$542.6	$24.0	$726.5

8. Debt and Capital Structure:
Total debt(3)	$9,166	$9,165	$9,209
Net debt, net of cash and cash equivalents(3)	$8,320	$8,453	$8,295
Leverage ratio (see calculation on page 16)	3.45x	3.38x	2.98x
Overall weighted average effective interest rate during the quarter	4.77%	4.69%	4.42%
Overall weighted average effective interest rate at end of the quarter	4.78%	4.76%	4.49%
Weighted average effective interest rate on the senior secured credit facilities at end of the quarter	4.22%	4.20%	3.61%
Fixed and economically fixed interest rates as a percentage of our total debt	54%	53%	53%(4)
Fixed and economically fixed interest rates, including our interest rate cap agreements, as a percentage of our total debt	92%	91%	91%(4)
Certain columns, rows or percentages may not sum or recalculate due to the use of rounded numbers.
_________________

(1)
These are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, and for a definition of adjusted amounts, see attached reconciliation schedules.

(2)
Consolidated percentages of revenues are comprised of the dialysis and related lab services business, DMG’s business and other ancillary services and strategic initiatives. General and administrative expenses includes certain corporate support and long-term incentive compensation, as well as restructuring charges for the three and nine months ended September 30, 2017, estimated accruals for certain legal matters for the three months ended September 30, 2017 and June 30, 2017 and the nine months ended September 30, 2017, and an adjustment to reduce a receivable associated with the DMG acquisition escrow provision relating to an income tax item for the three months ended September 30, 2016.

(3)
The reported balance sheet amounts at September 30, 2017, June 30, 2017, and September 30, 2016, exclude $67.9 million, $71.9 million and $83.9 million, respectively, of a debt discount associated with our Term Loan B and other deferred financing costs.

(4)
The Term Loan B is subject to a LIBOR floor of 0.75%. At September 30, 2017 and June 30, 2017, the actual LIBOR-based variable component of our interest rate exceeded 0.75% on the Term Loan B, and was subject to LIBOR-based interest rate volatility on the LIBOR variable component of our interest rate on all of the Term Loan B. However, we are limited to a maximum rate of 3.50% on the outstanding principal debt on the Term Loan B as a result of interest rate cap agreements. Actual LIBOR, for the three months ended June 30, 2016 was lower than the embedded LIBOR floor during such period and the interest rate on the Term Loan B was set at its floor during such period. The Term Loan A bears interest at LIBOR plus an interest margin of 2.00%. We are limited to a maximum rate of 3.50% on $113.8 million of the Term Loan A as a result of interest rate cap agreements. In addition, the uncapped portion of the Term Loan A, which is subject to the variability of LIBOR, is $686.3 million.

(5)	Adjusted operating income margin is a calculation of adjusted operating income divided by consolidated net revenues.

(6)	Ratio of adjusted operating income to total care dollars under management is a calculation of adjusted operating income divided by total care dollars under management.

DAVITA INC.
SUPPLEMENTAL FINANCIAL DATA-continued
(unaudited)
(dollars in thousands)

Note 1: Calculation of the Leverage Ratio

Under the senior secured credit facilities (Credit Agreement), the leverage ratio is defined as all funded debt plus the face amount of all letters of credit issued, minus cash and cash equivalents, including short-term investments, divided by “Consolidated EBITDA”. The leverage ratio determines the interest rate margin payable by the Company for its Term Loan A and revolving line of credit under the Credit Agreement by establishing the margin over the base interest rate (LIBOR) that is applicable. The following leverage ratio was calculated using “Consolidated EBITDA” as defined in the Credit Agreement. The calculation below is based on the last twelve months of “Consolidated EBITDA”, pro forma for routine acquisitions that occurred during the period. The Company’s management believes the presentation of “Consolidated EBITDA” is useful to users to enhance their understanding of the Company’s leverage ratio under its Credit Agreement. The leverage ratio calculated by the Company is a non-GAAP measure and should not be considered a substitute for debt to net income attributable to DaVita Inc., net income attributable to DaVita Inc. or total debt as determined in accordance with United States generally accepted accounting principles (GAAP). The Company’s calculation of its leverage ratio might not be calculated in the same manner as, and thus might not be comparable to, similarly titled measures by other companies.

Rolling twelve months ended September 30, 2017
Net income attributable to DaVita Inc.	$517,949
Income taxes	365,807
Interest expense	391,181
Depreciation and amortization	782,304
Goodwill and other asset impairment charges	744,931
Noncontrolling interests and equity investment income, net	180,449
Stock-settled stock-based compensation	37,098
Gain on changes in ownership interest, net	(23,402)
Gain on settlement, net	(529,504)
Other	(16,186)
“Consolidated EBITDA”	$2,450,627

September 30, 2017
Total debt, excluding debt discount and other deferred financing costs of $67.9 million	$9,166,430
Letters of credit issued	94,779
$9,261,209
Less: Cash and cash equivalents including short-term investments (excluding DMG’s physician owned entities cash)	(804,698)
Consolidated net debt	$8,456,511
Last twelve months “Consolidated EBITDA”	$2,450,627
Leverage ratio	3.45x

In accordance with the Credit Agreement, the Company’s leverage ratio cannot exceed 4.50 to 1.00 as of September 30, 2017. At that date the Company’s leverage ratio did not exceed 4.50 to 1.00.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES
(unaudited)
(dollars in thousands except for per share data)

Note 2:    Adjusted net income and adjusted diluted net income per share attributable to DaVita Inc.

We believe that adjusted net income and adjusted diluted net income per share attributable to DaVita Inc., excluding goodwill and other asset impairment charges, restructuring charges, a net settlement gain, gains on the Magan acquisition and the APAC JV ownership changes, estimated accruals for certain legal matters, a gain on the partial sale of Tandigm, a loss on the sale of DMG Arizona, and a reduction in a receivable associated with the DMG acquisition escrow provision related to an income tax item, enhances a user’s understanding of our normal net (loss) income attributable to DaVita Inc. and diluted net (loss) income per share attributable to DaVita Inc. for these periods by providing a measure that is meaningful because it excludes certain items which we do not believe are indicative of our ordinary results, and accordingly, is comparable to prior periods and indicative of normal net (loss) income attributable to DaVita Inc. and diluted net (loss) income per share attributable to DaVita Inc. These measures are not measures of financial performance under GAAP and should not be considered as an alternative to net (loss) income attributable to DaVita Inc. and diluted net (loss) income per share attributable to DaVita Inc.

	Three months ended			Nine months ended
	September 30, 2017	June 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Net (loss) income attributable to DaVita Inc.	$(214,476)	$127,001	$571,332	$360,222	$722,148
Goodwill impairment charges	601,040	61,117	—	686,355	253,000
Equity investment loss related to APAC JV goodwill impairment	6,293	—	—	6,293	—
Impairment of assets	—	—	—	15,168	—
Restructuring charges	11,269	—	—	11,269	—
Equity investment loss related to restructuring charges	1,000	—	—	1,000	—
Gain on settlement, net	—	—	—	(526,827)	—
Equity investment income related to gain on settlement	—	—	—	(2,677)	—
Gain on Magan acquisition	(17,129)	—	—	(17,129)	—
Gain on APAC JV ownership changes	—	—	(374,374)	(6,273)	(374,374)
Accruals for legal matters	(11,100)	(3,600)	—	(14,700)	16,000
Gain on sale of Tandigm ownership interests	—	—	—	—	(40,280)
Loss on sale of DMG Arizona	—	—	—	—	10,489
Reduction in a receivable associated with the DMG acquisition escrow provision	—	—	27,040	—	27,040
Noncontrolling interests associated with adjustments:
Goodwill impairment charges	—	(2,985)	—	(9,865)	—
Gain on settlement, net	—	—	—	24,029	—
Related income tax	(221,839)	(2,850)	(27,040)	(39,527)	(16,626)
Adjusted net income attributable to DaVita Inc.	$155,058	$178,683	$196,958	$487,338	$597,397
Certain columns or rows may not sum or recalculate due to the use of rounded numbers.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES - (continued)
(unaudited)
(dollars in thousands except for per share data)

	Three months ended			Nine months ended
	September 30, 2017	June 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Diluted net (loss) income per share attributable to DaVita Inc.	$(1.14)	$0.65	$2.76	$1.86	$3.48
Goodwill impairment charges	3.18	0.32	—	3.55	1.22
Equity investment loss related to APAC JV goodwill impairment	0.03	—	—	0.03	—
Impairment of assets	—	—	—	0.08	—
Restructuring charges	0.05	—	—	0.05	—
Equity investment loss related to restructuring charges	0.01	—	—	0.01	—
Gain on settlement, net	—	—	—	(2.72)	—
Equity investment income related to gain on settlement	—	—	—	(0.01)	—
Gain on Magan acquisition	(0.09)	—	—	(0.09)	—
Gain on APAC JV ownership changes	—	—	(1.81)	(0.03)	(1.81)
Accruals for legal matters	(0.06)	(0.02)	—	(0.08)	0.08
Gain on sale of Tandigm ownership interests	—	—	—	—	(0.19)
Loss on sale of DMG Arizona	—	—	—	—	0.05
Reduction in a receivable associated with the DMG acquisition escrow provision	—	—	0.13	—	0.13
Noncontrolling interests associated with adjustments					—
Goodwill impairment charges	—	(0.02)	—	(0.05)	—
Gain on settlement, net	—	—	—	0.12	—
Related income tax	(1.17)	(0.01)	(0.13)	(0.20)	(0.08)
Adjusted diluted net income per share attributable to DaVita Inc.	$0.81	$0.92	$0.95	$2.52	$2.88
Certain columns or rows may not sum or recalculate due to the use of rounded numbers.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES - (continued)
(unaudited)
(dollars in thousands except for per share data)

In addition, we have excluded amortization of intangible assets associated with acquisitions from our adjusted net income attributable to DaVita Inc., net of tax, and from our adjusted diluted net income per share attributable to DaVita Inc. as we believe this presentation enhances a user’s understanding of our operating results for these periods by providing a different reflection of the Company’s operating performance since it excludes the amortization of intangible assets that relate to the fair value measurement of acquired intangible assets associated with our acquisitions, and accordingly is indicative of consistent adjusted net income excluding amortization of acquired intangibles, attributable to DaVita Inc. and adjusted diluted net income per share attributable to DaVita Inc. These measures are not measures of financial performance under GAAP and should not be considered as an alternative to net (loss) income attributable to DaVita Inc. and diluted net (loss) income per share attributable to DaVita Inc.

	Three months ended			Nine months ended
	September 30, 2017	June 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Adjusted net income per share attributable to DaVita Inc.	$155,058	$178,683	$196,958	$487,338	$597,397
Add: Amortization of intangible assets associated with acquisitions for:
Dialysis and ancillary operations	4,408	3,818	3,588	11,951	11,071
DMG operations	44,729	44,274	39,303	132,958	115,677
Less: Related income tax	(18,795)	(18,996)	(17,156)	(56,863)	(49,380)
	$185,400	$207,779	$222,693	$575,384	$674,765

Adjusted diluted net income per share attributable to DaVita Inc.	$0.81	$0.92	$0.95	$2.52	$2.88
Add: Amortization of intangible assets per share associated with acquisitions for:
Dialysis and ancillary operations	0.02	0.02	0.02	0.06	0.05
DMG operations	0.24	0.23	0.19	0.69	0.56
Tax effect of adjustments	(0.10)	(0.10)	(0.08)	(0.30)	(0.24)
Adjusted net income per share attributable to DaVita Inc.	$0.97	$1.07	$1.08	$2.97	$3.25
Certain columns or rows may not sum or recalculate due to the use of rounded numbers.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES
(unaudited)
(dollars in thousands)

Note 3:    Adjusted operating income.

Adjusted operating income is defined as operating income before certain items we do not believe are indicative of ordinary results, including goodwill and other asset impairment charges, restructuring charges, a net settlement gain, gains on the Magan acquisition and the APAC JV ownership changes, estimated accruals for certain legal matters, a gain on the partial sale of Tandigm, a loss on the sale of DMG Arizona, and a reduction in a receivable associated with the DMG acquisition escrow provision related to an income tax item.

We use adjusted operating income as a measure to assess operating and financial performance. We believe that this measure enhances a user’s understanding of the normal operating (loss) income and of our consolidated enterprise and of our individual reportable segments.

Adjusted operating income is not a measure of financial performance computed in accordance with GAAP and should not be considered in isolation nor as a substitute for operating (loss) income, net (loss) income, cash flows from operations, or other statement of operations or cash flow data prepared in conformity with GAAP, or as a measure of profitability or liquidity. In addition, the calculation of adjusted operating income is susceptible to varying interpretations and calculations, and the amounts presented may not be comparable to similarly titled measures of other companies. Adjusted operating income may not be indicative of historical operating results, and we do not intend these calculations to be predictive of future results of operations or cash flows.

	Three months ended			Nine months ended
	September 30, 2017	June 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Consolidated:
Operating (loss) income	$(192,523)	$378,316	$819,156	$1,074,029	$1,513,115
Goodwill impairment charges	601,040	61,117	—	686,355	253,000
Equity investment loss related to APAC JV goodwill impairment	6,293	—	—	6,293	—
Impairment of assets	—	—	—	15,168	—
Restructuring charges	11,269	—	—	11,269	—
Equity investment loss related to restructuring charges	1,000	—	—	1,000	—
Gain on settlement, net	—	—	—	(526,827)	—
Equity investment income related to gain on settlement	—	—	—	(2,677)	—
Gain on Magan acquisition	(17,129)	—	—	(17,129)	—
Gain on APAC JV ownership changes	—	—	(374,374)	(6,273)	(374,374)
Accruals for legal matters	(11,100)	(3,600)	—	(14,700)	16,000
Gain on sale of Tandigm ownership interests	—	—	—	—	(40,280)
Loss on sale of DMG Arizona	—	—	—	—	10,489
Reduction in a receivable associated with the DMG acquisition escrow provision	—	—	27,040	—	27,040
Adjusted operating income	$398,850	$435,833	$471,822	$1,226,508	$1,404,990
Certain columns or rows may not sum or recalculate due to the use of rounded numbers.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES
(unaudited)
(dollars in thousands)

	Three months ended			Nine months ended
	September 30, 2017	June 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Kidney Care:
U.S. dialysis and related lab services:
Segment operating income	$442,777	$450,472	$452,187	$1,837,989	$1,341,432
Gain on settlement, net	—	—	—	(526,827)	—
Equity investment income related to gain on settlement	—	—	—	(2,677)	—
Adjusted operating income	442,777	450,472	452,187	1,308,485	1,341,432
Other - Ancillary services and strategic initiatives:
U.S. ancillary services and strategic initiatives
Segment operating loss	(19,245)	(35,545)	(5,935)	(107,817)	(7,024)
Goodwill impairment charges	—	10,498	—	34,696	—
Impairment of assets	—	—	—	15,168	—
Adjusted operating loss	(19,245)	(25,047)	(5,935)	(57,953)	(7,024)
International dialysis
Segment operating (loss) income	(17,273)	(12,700)	367,838	(35,166)	345,183
Equity investment loss related to APAC JV goodwill impairment	6,293	—	—	6,293	—
Restructuring charges	1,700	—	—	1,700	—
Equity investment loss related to restructuring charges	1,000	—	—	1,000	—
Gain on APAC JV ownership changes	—	—	(374,374)	(6,273)	(374,374)
Adjusted operating loss	(8,279)	(12,700)	(6,535)	(32,446)	(29,191)
Adjusted operating loss	(27,524)	(37,747)	(12,471)	(90,399)	(36,215)
Corporate administrative support:
Segment operating loss	(10,965)	(11,031)	(28,028)	(32,587)	(40,366)
Reduction in a receivable associated with the DMG acquisition escrow provision	—	—	27,040	—	27,040
Adjusted operating loss	(10,965)	(11,031)	(988)	(32,587)	(13,326)
Kidney Care adjusted operating income	404,287	401,694	438,728	1,185,499	1,291,891
DMG:
Segment operating (loss) income	(587,817)	(12,880)	33,094	(588,389)	(126,110)
Goodwill impairment charges	601,040	50,619	—	651,659	253,000
Restructuring charges	9,569	—	—	9,569	—
Gain on Magan acquisition	(17,129)	—	—	(17,129)	—
Accruals for legal matters	(11,100)	(3,600)	—	(14,700)	16,000
Gain on sale of Tandigm ownership interests	—	—	—	—	(40,280)
Loss on sale of DMG Arizona	—	—	—	—	10,489
DMG adjusted operating (loss) income	(5,438)	34,139	33,094	41,009	113,099
Consolidated adjusted operating income	$398,850	$435,833	$471,822	$1,226,508	$1,404,990
Certain columns or rows may not sum or recalculate due to the use of rounded numbers.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES
(unaudited)
(dollars in thousands)

Note 4:    Effective income tax rates and adjusted effective income tax rates.

We believe that reporting the effective income tax rate attributable to DaVita Inc. as well as the adjusted effective income tax rate attributable to DaVita Inc., excluding goodwill and other asset impairment charges, restructuring charges, a net settlement gain, gains on the Magan acquisition and the APAC JV ownership changes, estimated accruals for certain legal matters, and a reduction in a receivable associated with the DMG acquisition escrow provision related to an income tax item, net of tax, enhances a user’s understanding of DaVita Inc.’s effective income tax rate and DaVita Inc.’s adjusted effective income tax rate for the periods presented because it excludes noncontrolling owners’ income that primarily relates to non-tax paying entities and certain non-deductible charges which we do not believe are indicative of our ordinary results, and, therefore, these adjusted measures are meaningful to a user to fully understand the related income tax effects on DaVita Inc.’s operating results. These are not measures under GAAP and should not be considered as an alternative to the effective income tax rate calculated in accordance with GAAP.

Effective income tax rate as compared to the effective income tax rate attributable to DaVita Inc. is as follows:

	Three months ended			Nine months ended September 30, 2017
	September 30, 2017	June 30, 2017	September 30, 2016
(Loss) income before income taxes	$(297,776)	$275,607	$716,451	$765,881
Income tax (benefit) expense	$(125,742)	$113,982	$104,301	$276,005
Effective income tax rate	42.2%	41.4%	14.6%	36.0%

	Three months ended			Nine months ended September 30, 2017
	September 30, 2017	June 30, 2017	September 30, 2016
(Loss) income before income taxes	$(297,776)	$275,607	$716,451	$765,881
Less: Noncontrolling owners’ income primarily attributable to non-tax paying entities	(42,484)	(34,906)	(40,909)	(130,043)
(Loss) income before income taxes attributable to DaVita Inc.	$(340,260)	$240,701	$675,542	$635,838

Income tax (benefit) expense	$(125,742)	$113,982	$104,301	$276,005
Less: Income tax attributable to noncontrolling interests	(42)	(282)	(91)	(389)
Income tax (benefit) expense attributable to DaVita Inc.	$(125,784)	$113,700	$104,210	$275,616

Effective income tax rate attributable to DaVita Inc.	37.0%	47.2%	15.4%	43.3%
Certain columns, rows or percentages may not sum or recalculate due to the use of rounded numbers.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES
(unaudited)
(dollars in thousands)

Adjusted effective income tax rate as compared to the adjusted effective income tax rate attributable to DaVita Inc. is as follows:

	Three months ended			Nine months ended September 30, 2017
	September 30, 2017	June 30, 2017	September 30, 2016
(Loss) income before income taxes	$(297,776)	$275,607	$716,451	$765,881
Goodwill impairment charges	601,040	61,117	—	686,355
Equity investment loss related to APAC JV goodwill impairment	6,293	—	—	6,293
Impairment of assets	—	—	—	15,168
Restructuring charges	11,269	—	—	11,269
Equity investment loss related to restructuring charges	1,000	—	—	1,000
Gain on settlement, net	—	—	—	(526,827)
Equity investment income related to gain on settlement	—	—	—	(2,677)
Gain on Magan acquisition	(17,129)	—	—	(17,129)
Gain on APAC JV ownership changes	—	—	(374,374)	(6,273)
Accrual for legal matters	(11,100)	(3,600)	—	(14,700)
Reduction in a receivable associated with the DMG acquisition escrow provision	—	—	27,040	—
Noncontrolling owners’ income primarily attributable to non-tax paying entities	(42,484)	(34,906)	(40,909)	(130,043)
Noncontrolling interests associated with adjustments
Goodwill impairment charges	—	(2,985)	—	(9,865)
Gain on settlement, net	—	—	—	24,029
Adjusted income before income taxes attributable to DaVita Inc.	$251,113	$295,233	$328,208	$802,481
Income tax (benefit) expense	$(125,742)	$113,982	$104,301	$276,005
Add income tax related to:
Goodwill impairment charges	218,134	2,850	—	227,552
Impairment of assets	—	—	—	5,752
Restructuring charges	3,705	—	—	3,705
Reduction in a receivable associated with the DMG acquisition escrow provision	—	—	27,040	—
Less income tax related to:
Gain on settlement, net	—	—	—	(197,482)
Noncontrolling interests	(42)	(282)	(91)	(389)
Adjusted income tax attributable to DaVita Inc.	$96,055	$116,550	$131,250	$315,143
Adjusted effective income tax rate attributable to DaVita Inc.	38.3%	39.5%	40.0%	39.3%
Certain columns, rows or percentages may not sum or recalculate due to the use of rounded numbers.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES
(unaudited)
(dollars in thousands)

Note 5:    Free cash flow.

Free cash flow represents net cash provided by operating activities less distributions to noncontrolling interests and capital expenditures for routine maintenance and information technology. We believe free cash flow is a useful adjunct to cash flow from operating activities and other measurements under GAAP, since free cash flow is a meaningful measure of our ability to fund acquisitions and development activities and meet our debt service requirements. In addition, free cash flow excluding distributions to noncontrolling interests provides a user with an understanding of free cash flows that are attributable to DaVita Inc. Free cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities, as an indicator of cash flows or as a measure of liquidity.

	Three months ended			Nine months ended September 30, 2017
	September 30, 2017	June 30, 2017	September 30, 2016
Cash provided by operating activities	$553,095	$146,270	$535,623	$1,564,539
Less: Distributions to noncontrolling interests	(49,388)	(72,759)	(50,919)	(165,463)
Cash provided by operating activities attributable to DaVita Inc.	503,707	73,511	484,704	1,399,076
Less: Expenditures for routine maintenance and information technology	(98,433)	(55,577)	(98,464)	(242,122)
Free cash flow	$405,274	$17,934	$386,240	$1,156,954

	Rolling 12-Month Period
	September 30, 2017	June 30, 2017	September 30, 2016
Cash provided by operating activities	$2,046,721	$2,029,249	$1,917,935
Less: Distributions to noncontrolling interests	(212,792)	(214,323)	(193,769)
Cash provided by operating activities attributable to DaVita Inc.	1,833,929	1,814,926	1,724,166
Less: Expenditures for routine maintenance and information technology	(347,563)	(347,594)	(385,067)
Free cash flow	$1,486,366	$1,467,332	$1,339,099
Certain columns or rows may not sum or recalculate due to the use of rounded numbers.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES
(unaudited)
(dollars in thousands)

Note 6:    Total care dollars under management.

In California, as a result of our managed care administrative services agreements with hospitals and health plans, DMG does not assume the direct financial risk for institutional (hospital) services in most cases, but is responsible for managing the care dollars associated with both the professional (physician) and institutional services being provided for the Per Member Per Month (PMPM) fee attributable to both professional and institutional services. In cases where DMG does not assume the direct financial risk, DMG recognizes the surplus of institutional revenue less institutional expense as DMG net revenue recorded as capitated revenues. In addition to revenues recognized for financial reporting purposes, DMG measures its total care dollars under management, which includes the PMPM fee payable to third parties for institutional services where DMG manages the care provided to its members by the hospitals and other institutions, which are not included in GAAP revenues. DMG uses total care dollars under management as a supplement to GAAP revenues as it allows DMG to measure profit margins on a comparable basis across both the global capitation model (where DMG assumes the full financial risk for all services, including institutional services) and the risk sharing models (where DMG operates under managed care administrative services agreements where DMG does not assume the full risk). DMG believes that presenting amounts in this manner is useful because it presents its operations on a unified basis without the complication caused by models that DMG has adopted in its California market as a result of various regulations related to the assumption of institutional risk. Total care dollars under management is not a measure of financial performance computed in accordance with GAAP and should not be considered in isolation or as a substitute for revenues calculated in accordance with GAAP. Total care dollars under management includes PMPM payments received from third parties that are recorded net of expenses in our accounting records. The following table reconciles total care dollars under management to medical revenues for the periods indicated.

	Three months ended			Nine months ended September 30, 2017
	September 30, 2017	June 30, 2017	September 30, 2016
Medical revenues	$1,163,272	$1,176,992	$1,012,907	$3,408,967
Less: Risk share revenue, net	(16,018)	(36,117)	(26,125)	(60,786)
Add: Institutional capitation amounts	208,057	213,887	324,699	715,779
Total care dollars under management	$1,355,311	$1,354,762	$1,311,481	$4,063,960
Certain columns or rows may not sum or recalculate due to the use of rounded numbers.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES
(unaudited)
(dollars in thousands)

Note 7:    EBITDA and adjusted EBITDA.
EBITDA is defined as operating (loss) income before depreciation and amortization. Adjusted EBITDA is defined as operating (loss) income before certain charges, including goodwill and other asset impairment charges, restructuring charges, a net settlement gain, gains on the Magan acquisition and the APAC JV ownership changes, and estimated accruals for certain legal matters, further adjusted to exclude depreciation and amortization.
We use EBITDA and adjusted EBITDA as measures to assess operating and financial performance. We believe that these measures enhance a user’s understanding of normal operating (loss) income excluding certain charges, depreciation and amortization. Neither EBITDA nor adjusted EBITDA is a measure of financial performance computed in accordance with GAAP and should not be considered in isolation nor as a substitute for operating (loss) income, net (loss) income, cash flows from operations, or other statement of operations or cash flow data prepared in conformity with GAAP, or as a measure of profitability or liquidity. In addition, the calculation of EBITDA and adjusted EBITDA is susceptible to varying interpretations and calculations, and the amounts presented may not be comparable to similarly titled measures of other companies. EBITDA and adjusted EBITDA may not be indicative of historical operating results, and we do not intend these measures to be predictive of future results of operations.

EBITDA:

	Three months ended September 30, 2017			Nine months ended September 30, 2017
	Consolidated	Kidney Care	DMG	Consolidated	Kidney Care	DMG
Net (loss) income attributable to DaVita Inc.	$(214,476)			$360,222
Noncontrolling interests	42,442			129,654
Income tax (benefit) expense	(125,742)			276,005
Other income	(4,370)			(13,866)
Debt expense	109,623			322,014
Operating (loss) income	(192,523)	395,294	(587,817)	1,074,029	1,662,418	(588,389)
Depreciation and amortization	203,283	142,634	60,649	593,527	415,544	177,983
EBITDA	$10,760	$537,928	$(527,168)	$1,667,556	$2,077,962	$(410,406)
Certain columns or rows may not sum or recalculate due to the use of rounded numbers.

Adjusted EBITDA:

	Three months ended September 30, 2017			Nine months ended September 30, 2017
	Consolidated	Kidney Care	DMG	Consolidated	Kidney Care	DMG
Net (loss) income attributable to DaVita Inc.	$(214,476)			$360,222
Noncontrolling interests	42,442			129,654
Income tax (benefit) expense	(125,742)			276,005
Other income	(4,370)			(13,866)
Debt expense	109,623			322,014
Operating (loss) income	(192,523)	395,294	(587,817)	1,074,029	1,662,418	(588,389)
Goodwill impairment charges	601,040		601,040	686,355	34,696	651,659
Equity investment loss related to APAC JV goodwill impairment	6,293	6,293		6,293	6,293
Impairment of assets				15,168	15,168
Restructuring charges	11,269	1,700	9,569	11,269	1,700	9,569
Equity investment loss related to restructuring charges	1,000	1,000		1,000	1,000
Gain on settlement, net				(526,827)	(526,827)
Equity investment income related to gain on settlement				(2,677)	(2,677)
Gain on Magan acquisition	(17,129)		(17,129)	(17,129)		(17,129)
Gain on APAC JV ownership changes				(6,273)	(6,273)
Accruals for legal matters	(11,100)		(11,100)	(14,700)		(14,700)
Adjusted operating income (loss)	398,850	404,287	(5,438)	1,226,508	1,185,499	41,009
Depreciation and amortization	203,283	142,634	60,649	593,527	415,544	177,983
Adjusted EBITDA	$602,133	$546,921	$55,211	$1,820,035	$1,601,043	$218,992
Certain columns or rows may not sum or recalculate due to the use of rounded numbers.